Exhibit 3.1.4

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
	20110234203-58
Ross Miller	Filing Date and Time
Secretary of State	03/29/2011 2:02 PM
State of Nevada	Entity Number
	C4259-2004

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

XERO MOBILE, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1 is amended to read, "The name of the corporation is MYEZSMOKES, INC."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: majority

4. Effective date of filing: (optional) 4/11/11

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CONSENT OF DIRECTOR
OF
XERO MOBILE, INC.

The undersigned, being the sole director of Xero Mobile, Inc., a Nevada corporation (the "Corporation"), pursuant to NRS 78.315(2), does waive notice of, and the requirement of holding, a special meeting, and adopt the following resolutions by written consent:

> BE IT RESOLVED that the legal name of the Corporation be changed to "MYEZSMOKES, INC.," subject to approval by the shareholders; and
>
> BE IT FURTHER RESOLVED that the officers of the Corporation be and are hereby authorized and empowered to execute and file such documents as may be required to give legal effect to the foregoing resolution.

EFFECTIVE the 25th day of March, 2011.

DIRECTOR:

Joseph Arcaro